Exhibit 10.1

AMENDED AND RESTATED LOAN agreement

This Amended and Restated Loan Agreement, dated as of June 20, 2023 (this “Agreement”), is between Celularity Inc., a Delaware corporation (the “Borrower”), and Resorts World Inc Pte Ltd, a company incorporated in Singapore (the “Lender” and, together with the Borrower, the “Parties” and each, a “Party”).

agreement:

Pursuant to that certain Loan Agreement (the “Existing Loan Agreement”), dated as of May 16, 2023 (the “Initial Closing Date”), between the Borrower and the Lender, the Lender extended an initial loan to the Borrower in the aggregate principal amount of $6,000,000 (the “Initial Loan”).

The Parties wish to amend and restate the Existing Loan Agreement in its entirety but not as a novation on the terms and subject to the conditions hereinafter set forth.

In consideration of the foregoing and the mutual agreements contained in this Agreement, the receipt and sufficiency of which are acknowledged, the Parties hereby agree to amend and restate the Existing Loan Agreement in its entirety (but not as a novation) as follows:

SECTION 1.
Interpretation:

This Agreement is to be interpreted in accordance with the rules of construction set forth on Annex A. Capitalized terms used in this Agreement and not otherwise defined have the meanings set forth for such terms on Annex A. All annexes, schedules and exhibits to this Agreement are deemed to be a part of this Agreement.

SECTION 2.
Loan facility:
2.1
Loans.
(A)
On the Initial Closing Date, the Lender made the Initial Loan to the Borrower.
(B)
On the date hereof, the Lender shall make a loan (the “Additional Loan” and, together with the Initial Loan, collectively, the “Loan”) to the Borrower in the aggregate principal amount of $6,000,000, net of an original issue discount amount equal to $678,000, in immediately available funds by crediting or wiring such amount to the deposit account of the Borrower identified in writing by the Borrower for such purpose. The Borrower shall apply the proceeds of the Loan to the payment due to YA II PN, Ltd (“Yorkville”) pursuant to the Prepaid Advance Agreement signed between the Company and Yorkville dated September 15, 2022 (“Yorkville Agreement”), and any other use of proceeds of the Loan shall be subject to prior written approval by the Lender in its sole discretion.
2.2
Evidence of Debt. The Lender shall maintain records evidencing the Borrower’s indebtedness resulting from the Loan owing to the Lender, and the entries made in such records are prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. The Lender’s failure to maintain such records or make any entry therein or any error therein does not in any manner affect the obligations of the Borrower under the Loan Documents. Upon the Lender’s request, the Borrower shall prepare, execute and deliver a promissory note to the Lender to evidence the principal amount of the Loan, in a form reasonably approved by the Lender.

2.3
Repayment of the Loan. The Borrower shall repay the outstanding principal amount of the Loan in full on the Maturity Date.
2.4
Prepayment of the Loan. The Borrower may at any time and from time to time prepay the Loan, in whole or in part, with prior written notice to the Lender (a “Prepayment Notice”) given at least three Business Days before the proposed prepayment date, specifying the date and amount of the prepayment. If a Prepayment Notice is given, the Borrower shall prepay the amount specified in such Prepayment Notice on the prepayment date set forth therein, together with the applicable Prepayment Premium. A partial prepayment of the Loan must be in an aggregate amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. A Prepayment Notice received after 3:00 p.m. is deemed received on the next Business Day. Amounts repaid or prepaid with respect to the Loan may not be reborrowed.
2.5
Interest. The Borrower shall pay interest on the outstanding principal amount of the Loan at a rate equal to 12.5% per annum. Following the occurrence and during the continuance of an Event of Default, at the option of the Lender exercised in writing, the Borrower shall pay interest on the outstanding principal amount of the Loan from the date of such Event of Default until such Event of Default has been waived by the Lender in writing at a rate per annum equal to 3.0% in excess of the interest rate then applicable to the Loan, such interest being payable on demand.
(A)
Until the first (1st) anniversary of the Initial Closing Date, all interest accrued hereunder shall be paid in kind (and not in cash) and added to the principal balance of the Loan on the last day of each month (each, an “Interest Payment Date”); provided, however, that the Borrower may elect to pay all or any portion of any accrued interest that is due on any Interest Payment Date in cash by delivering notice to the Lender that it shall make such payment in cash on such Interest Payment Date (which notice shall be provided at least three Business Days prior to such Interest Payment Date). Accrued and unpaid interest shall be payable in cash on the last day of each of month thereafter, on the date of any prepayment of the Loan, on the Maturity Date and, after the Maturity Date, on demand.
(B)
Notwithstanding anything in the Loan Documents to the contrary, if at any time the interest rate applicable to the Loan, together with all fees, charges and other amounts that are treated as interest on the Loan under applicable law (collectively, “charges”), exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of the Loan, together with all charges payable in respect thereof, is limited to the Maximum Rate. The Lender shall apply any amount it collected that exceeds the maximum amount collectible at the Maximum Rate to the reduction of the outstanding principal amount of the Loan or refunded to the Borrower so that at no time will the interest and charges paid or payable in respect of the Loan exceed the maximum amount collectible at the Maximum Rate.
(C)
All computations of interest and fees under this Agreement are made on the actual number of days elapsed over a year of 365 or 366 days, as applicable.
2.6
Manner of Payment. The Borrower shall make each payment on account of the principal of or interest on the Loan or of any other amounts payable under this Agreement (a) not later than 3:00 p.m. on the date specified for payment by this Agreement, (b) to the Lender at the Lender’s address as set forth in Section 7.5 or such other location as the Lender may have identified in writing to the Borrower for such purpose, (c) in Dollars and in immediately available funds and (d) without condition or deduction for any counterclaim, defense, recoupment or setoff. Any payment received after 3:00 p.m. is deemed to have been made on the next succeeding Business Day for all purposes. If any payment under this Agreement is specified to be made upon a day which is not a Business Day, then the Borrower shall make such payment on the next succeeding day which is a Business Day and such extension of in such case will be included in computing any interest if payable along with such payment.
2.7
Indemnity. The Borrower shall indemnify the Lender and each Related Party of the Lender (each such Person, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) arising out of, in connection with, or as a result of (a) the execution or delivery of each Loan Document, the performance by the Parties of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (b) the Loan or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Borrower, or any environmental liability related in any way to the Borrower or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto. The indemnity provided by this Section 2.7 is not, as to any Indemnitee, available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the fraud, gross negligence or willful misconduct of such Indemnitee, (ii) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee's obligations under any Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (iii) result from a claim not involving an act or omission of the Borrower and that is brought by an Indemnitee against another Indemnitee. The Borrower’s obligations under this Section 2.7 survive the termination of the Loan Documents and payment of the Obligations.
2.8
Creation of Security Interest.
(A)
Grant of Security Interest. The Borrower hereby reaffirms its grant, and grants, to the Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to the Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof; provided, that, notwithstanding anything to the contrary herein or in any other Loan Document, the Collateral shall not include any Excluded Assets.
(B)
Authorization to File Financing Statements; other Collateral Documents. The Borrower hereby authorizes the Lender to file financing statements, without notice to the Borrower, with all jurisdictions deemed necessary or appropriate by the Lender to protect its interests or rights hereunder. Such financing statements may indicate the Collateral as “all assets of the Debtor whether currently existing or hereafter acquired” or words of similar effect. The Borrower shall, upon written request by the Lender, enter into such additional documents as the Lender may reasonably require in order to perfect the security interest granted pursuant hereto.
(C)
Senior Indebtedness; Pari Passu rank to Starr Indebtedness. The Borrower shall execute and deliver and cause C.V. Starr & Co. Inc. (“Starr”) to enter into the Intercreditor Agreement as of the date hereof and as a condition to the Additional Loan.
(D)
Termination. If this Agreement is terminated, the Lender’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations and expense reimbursement obligations) are repaid in full in cash. Upon payment in full in cash of the

Obligations (other than inchoate indemnity obligations and expense reimbursement obligations), the Lender shall, at the Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to the Borrower and the Lender shall deliver to the Borrower, at the Borrower’s sole cost and expense, any documentation, releases or other evidence reasonably necessary to evidence the termination of the Lender’s security interests in the Collateral. Any assets of the Borrower transferred to a Person in a transaction not otherwise prohibited hereunder shall be released from the Lender’s Liens and security interests in accordance with the same terms as set forth in this Section 2.8, and the Lender shall deliver to the Borrower, at the Borrower’s sole cost and expense, any documentation, releases or other evidence reasonably necessary to evidence the termination of the Lender’s security interest in such transferred assets.
2.9
Warrants. As additional consideration for the Additional Loan, Lender is entitled to a warrant instrument issued by Borrower in substantially the form attached hereto as Annex B (the “Warrant”) to acquire up to 3,000,000 shares of the Borrower’s Class A common stock at a purchase price of $0.125 per whole share underlying the Warrant. The Warrant shall be immediately vested and exercisable at an exercise price of $0.81 per share and shall have a term of exercise equal to five (5) years from the date of initial exercisability. The Borrower shall sign all documents and take all other actions necessary or desirable by the Lender to ensure the Warrant can be exercised by the Lender freely and without any restriction, including seeking and obtaining all approvals or assisting in seeking all regulatory approvals required or necessary therefor.
SECTION 3.
representations:

The Borrower makes the following representations to the Lender, which representations survive the execution and delivery of this Agreement:

3.1
Existence, Qualification and Power. The Borrower (a) is duly organized or formed, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified and is licensed and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
3.2
Authorization; No Contravention. The execution, delivery and performance by the Borrower of each Loan Document to which it is party have been duly authorized by all necessary organizational action, and do not and will not (a) contravene the terms of its organizational documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material security issued by the Borrower or any material agreement, instrument or other undertaking to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject or (c) violate any law in any material respect.
3.3
Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of each Loan Document, except for such approvals, consents, exemptions, authorizations, actions or notices that have been duly obtained, taken or made and in full force and effect.

3.4
Execution and Delivery; Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.
3.5
Litigation. There are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or against any of its properties or revenues that (a) could reasonably be expected to be adversely determined, and, if so determined, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (b) purport to affect or pertain to any Loan Document or any of the transactions contemplated hereby.
3.6
No Material Adverse Effect. The Borrower is not in default under or with respect to any security issued by it or any agreement, instrument or other undertaking to which it is a party or affecting it or its properties that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
3.7
Compliance with Laws. The Borrower is in compliance with the requirements of all laws (including ERISA and Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
3.8
Disclosure. The reports, financial statements, certificates and other written information (other than projected or pro forma financial information) furnished by or on behalf of the Borrower to the Lender in connection with the transactions contemplated by this Agreement and the negotiation of the Loan Documents or delivered under any Loan Document (as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not misleading. All projected or pro forma financial information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from actual results and that such variances may be material).
SECTION 4.
affirmative covenants:

Until the Obligations (other than inchoate indemnity obligations and expense reimbursement obligations) have been indefeasibly repaid in full:

4.1
Notices. The Borrower shall promptly notify the Lender of (a) the occurrence of any Default and (b) the occurrence of any matter or development (including with respect to matters governed by ERISA or any Environmental Law) that has had or could reasonably be expected to have a Material Adverse Effect.
4.2
Preservation of Existence. The Borrower shall (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization and (b) take all reasonable action to maintain all rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
4.3
Compliance with Laws. The Borrower shall comply with the requirements of all laws (including ERISA and Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
4.4
Books and Records. The Borrower shall maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied are made of all financial transactions and matters involving the assets and business of the Borrower.
4.5
Inspection Rights. The Borrower shall permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its organizational, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors and officers, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably requested. The Borrower shall reimburse the Lender for its reasonable and out-of-pocket costs and expenses incurred in connection with one inspection or examination conducted under this Section 4.5 when no Event of Default exists and all such inspections or examinations when an Event of Default exists.
SECTION 5.
negative covenants:

Until the Obligations (other than inchoate indemnity obligations and expense reimbursement obligations) have been indefeasibly repaid in full:

5.1
Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness for borrowed money other than (a) Indebtedness incurred hereunder, (b) capital leases and purchase money obligations for fixed or capital assets described in clause (I) of the definition of Permitted Liens, (c) Indebtedness in respect of the Yorkville PPA and (d) Indebtedness in the aggregate amount outstanding not to exceed $90,000,000 at any time; provided, however, that not more than $50,000,000 of such Indebtedness shall be secured.
5.2
Liens. The Borrower shall not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens.
5.3
Fundamental Changes. The Borrower shall not merge, dissolve, liquidate, consolidate with or into another Person, or sell, transfer, license, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.
5.4
Certain Restrictive Agreements. The Borrower shall not issue a security or enter into any agreement, instrument or other undertaking to which it is a party or affecting it or its properties (other than the Loan Documents) that, directly or indirectly, (a) limits the ability of the Borrower to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person. Nothing in this Section 5.4 prohibits any negative pledge incurred or provided in connection with (i) capital leases and purchase money obligations for fixed or capital assets described in clause (I) of the definition of Permitted Liens solely to the extent that any such negative pledge relates to the property financed by or the subject of such Indebtedness or (ii) general intangibles or instruments solely to the extent the grant of a security interest in such general intangible or instrument is prohibited by the terms thereof and such prohibition is customary for general intangibles or instruments of that type.

5.5
Liquidity. The Borrower shall not permit the aggregate amount of its cash and cash equivalents to be less than $3,000,000 for more than five consecutive Business Days.
5.6
Distributions. The Borrower shall not pay any dividends, make any distribution or payment in respect of, or redeem, retire or purchase, any stock, partnership, membership, or other ownership interest or other equity securities.
5.7
Use of Proceeds. The Borrower shall not apply the proceeds of the Loans except as expressly permitted by Section 2.1.
SECTION 6.
default; remedies:
6.1
Events of Default. Each of the following events is an “Event of Default” for purposes of the Loan Documents:
(A)
the Borrower fails to pay (i) any principal of the Loan when and as the same becomes due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) any interest on the Loan or any other amount (other than the principal of the Loan) payable under any Loan Document when and as the same becomes due and payable, and such failure continues unremedied for a period of five or more Business Days;
(B)
any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with any Loan Document or any amendment or modification thereof, or any waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof, or any waiver thereunder, is incorrect in any material respect when made or deemed made;
(C)
the Borrower fails to observe or perform any covenant, condition or agreement contained in Section 2.8(C), 4.1(a) or Section 4.2 (with respect to the Borrower’s existence) or in Section 5;
(D)
the Borrower fails to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in Section 6.1(A), Section 6.1(B) or Section 6.1(C)) and such failure continues unremedied for a period of 30 or more days after the earlier of (i) the Borrower obtaining knowledge thereof or (ii) notice thereof by the Lender to the Borrower;
(E)
the Borrower fails to (i) make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness (other than Indebtedness under (x) the Loan Documents and (y) the Yorkville PPA) having an aggregate principal amount of more than $1,000,000, in each case beyond the applicable grace period with respect thereto, if any, or the Borrower fails to (ii) observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or any “event of default” occurs under the Starr Loan;
(F)
an involuntary proceeding is commenced or an involuntary petition is filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, conservator or similar official for the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition continues undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;
(G)
the Borrower (i) voluntarily commences any proceeding or files any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or petition described in Section 6.1(G), (iii) applies for or consents to the appointment of a receiver, trustee, custodian, conservator or similar official for the Borrower or for a substantial part of its assets, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) makes a general assignment for the benefit of creditors or (vi) takes any action for the purpose of effecting any of the foregoing;
(H)
the Borrower becomes unable, admits in writing its inability or fails generally to pay its debts as they become due;
(I)
a Change of Control occurs; or
(J)
any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or the Borrower or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or the Borrower denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document; or any Loan Document for any reason cease to create a valid and perfected Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the terms thereof.
6.2
Remedies. Upon the occurrence and during the continuance of an Event of Default, the Lender may:
(A)
declare the outstanding principal of the Loan to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued and unpaid interest thereon and all other Obligations accrued hereunder, become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower (provided that upon the occurrence of an Event of Default specified in Section 6.1(G) or Section 6.1(H), all Obligations automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower); and

(B)
exercise all rights and remedies available to it under the Loan Documents and applicable law.
6.3
Right of Setoff. If an Event of Default has occurred and is continuing, the Lender and each of its Affiliates is authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by the Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not the Lender or such Affiliate has made any demand under any Loan Document and although any Obligations may be contingent or unmatured.
6.4
Application of Payments. Following the occurrence and during the continuance of an Event of Default, the Lender has the exclusive right to determine the order and manner in which all payments received on account of the Obligations (including with respect to proceeds of Collateral) may be applied to the Obligations, including the right to reverse and re-apply any such payments or proceeds.
6.5
Remedies Cumulative; Waiver. The rights of the Lender (and any collateral agent for the Lender) and its Affiliates under the Loan Documents are in addition to any other right or remedy (including rights of setoff) that the Lender, any such collateral agent or any such Affiliates may have. No failure to exercise and no delay in exercising any right or remedy under the Loan Documents operates as a waiver thereof. No single or partial exercise of any right or remedy under the Loan Documents, or any abandonment or discontinuance thereof, precludes any other or further exercise thereof or the exercise of any other right or remedy.
SECTION 7.
miscellaneous:
7.1
Governing Law. This Agreement is governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles.
7.2
Expenses. The Borrower shall pay (a) all reasonable out‑of‑pocket expenses incurred by the Lender (including the reasonable fees, charges and disbursements of counsel) in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated thereby are consummated) and (b) all out‑of‑pocket expenses incurred by the Lender (including the fees, charges and disbursements of any counsel) in connection with the enforcement or protection of its rights (i) in connection with the Loan Documents, including its rights under this Section 7.2 or (ii) in connection with the Loan, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan. The Borrower’s obligations under this Section 7.2 survive the termination of the Loan Documents and payment of the Obligations.
7.3
Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction is, as to such jurisdiction, ineffective to the extent of such invalidity, illegality or unenforceability without effecting the validity, legality and enforceability of the remaining provisions of this Agreement; and the invalidity of a particular provision in a particular jurisdiction does not invalidate such provision in any other jurisdiction.
7.4
Integration. The Loan Documents constitute the entire contract among the Parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

7.5
Notices. All notices and other communications provided for in the Loan Documents must be in writing and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email to a Party at its address (or email address) set forth on Annex C. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, are deemed to have been given when received and notices and other communications sent to an e-mail address are deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement). Any Party may change its address or email address for notices and other communications hereunder by notice to the other Parties.
7.6
Amendments; Waivers. Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, will be effective unless in writing executed by the Borrower and the Lender, and each such waiver or consent will be effective only in the specific instance and for the specific purpose for which given.
7.7
Successors and Assigns.
(A)
The provisions of this Agreement are binding upon and inure to the benefit of the Parties and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender, and the Lender may not assign or otherwise transfer any of its rights or obligations hereunder except to an assignee in accordance with the provisions of Section 7.7(B) (and any other attempted assignment or transfer by any party hereto is null and void). Nothing in this Agreement, expressed or implied, may be construed to confer upon any Person (other than the Parties, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(B)
The Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loan at the time owing to it); provided that any such assignment is subject to the following conditions:
(i)
in the case of an assignment of the entire remaining amount of the Loan at the time owing to it or in the case of an assignment to an Affiliate of the Lender, no minimum amount need be assigned; and
(ii)
in any case not described in Section 7.7(B)(i), the principal outstanding balance of the Loan subject to each such assignment may not be less than $1,000,000, unless the Borrower otherwise consents (such consent not to be unreasonably withheld or delayed).
(iii)
Each partial assignment must be made as an assignment of a proportionate part of all the Lender’s rights and obligations under this Agreement with respect to the portion of the Loan assigned.
(iv)
No consent is required for any assignment except to the extent required by Section 7.7(B)(ii) and, in addition, the consent of the Borrower (such consent not to be unreasonably withheld or delayed) is required unless such assignment is to an Affiliate of the Lender.

(v)
The parties to each assignment shall execute and deliver to the Borrower an Assignment and Assumption. The assignee, if it is not the Lender, shall deliver to the Borrower such written information as the Borrower may request.
(vi)
No assignment may be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

Subject to the delivery of the applicable Assignment and Assumption to the Borrower, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder is a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, has the rights and obligations of the Lender under this Agreement, and the assigning Lender thereunder, to the extent of the interest assigned by such Assignment and Assumption, is released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, the Lender ceases to be a Party) but continues to be entitled to the benefits of Sections 2.9 and 7.9 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this paragraph are treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations.

(C)
Register. The Borrower shall maintain a copy of each Assignment and Assumption delivered to it and keep a record of the names and addresses of the Lender and principal amounts of the portion of the Loan owing to the Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register are conclusive absent manifest error, and the Borrower and the Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the Lender hereunder for all purposes of this Agreement. The Register will be available for inspection by the Lender at any reasonable time and from time to time upon reasonable prior notice.
7.8
Submission to Jurisdiction; Waiver of Jury Trial.
(A)
The Parties agree that any action or proceeding with respect to this Agreement or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York or the courts of the State of New York and each Party submits to the jurisdiction of such court for the purpose of any such action, proceeding or judgment.
(B)
Each Party irrevocably consents to service of process in the manner provided for notice in Section 7.5. Nothing in this Agreement affects the right of any Party to service process in any other manner permitted by applicable law.
(C)
Each Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7.8(A). Each Party irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(D)
EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN

ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER REASON).
7.9
Waiver of Consequential Damages. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document, the transactions contemplated thereby, the Loan or the use of the proceeds thereof.
7.10
Reinstatement. To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied is revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.
7.11
Counterparts. This Agreement may be executed in counterparts (and by different Parties in different counterparts), each of which constitutes an original, but all of which when taken together constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission is as effective as delivery of a manually executed counterpart of this Agreement.
7.12
No Novation; Ratification; Reaffirmation. Nothing contained herein shall in any way impair the Existing Loan Agreement and the other Loan Documents now held for the Obligations, nor affect or impair any rights, powers, or remedies under the Existing Loan Agreement or any Loan Document, it being the intent of the parties hereto that this Agreement shall not constitute a novation of the Existing Loan Agreement or an accord and satisfaction of the Obligations. The Initial Loan, all accrued and unpaid interest thereon and all other obligations of the Borrower under the Existing Loan Agreement and the “Loan Documents” (as defined in the Existing Loan Agreement) (a) continue under this Agreement and the other Loan Documents, (b) are Obligations under this Agreement and the other Loan Documents and (c) are secured by the Liens and security interests in the Collateral granted under this Agreement or any other Loan Document. Except as expressly provided for in this Agreement, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. For purposes of clarification, the amendment and restatement of the Existing Loan Agreement affects only the Existing Loan Agreement and not any of the other documents or agreements entered into in connection with the Existing Loan Agreement, unless and only to the extent those documents or agreements are separately amended in connection herewith. The Borrower hereby ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted pursuant to the Loan Documents, as collateral security for the Obligations, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for the Obligations, continues to be and remains in full force and effect as Collateral for the Obligations from and after the date of this Agreement.

(Signature page(s) follow)

The Parties have executed and delivered this Agreement as of the date first above written.

CELULARITY INC.

By:____________________

Name:

Title:

Lender:

Resorts World Inc Pte Ltd

By:__________________

Name:

Title:

annex a

Rules of Construction

1. Definitions. Terms defined in the UCC that are not otherwise defined in this Agreement are used herein as defined in the UCC. As used in this Agreement, the plural includes the singular and the singular includes the plural. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and “controlled” has the meaning correlative thereto.

“Agreement” has the meaning set forth for such term in the introduction.

“Assignment and Assumption” means an assignment and assumption entered into by the Lender and an assignee (with the consent of any party whose consent is required by Section 7.7), and accepted by the Borrower, in a form approved by the Borrower.

“Borrower” has the meaning set forth for such term in the introduction.

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or Singapore or is a day on which banking institutions in such state are authorized or required by law to close

“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 50% of the equity interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

“Closing Date” means the date of this Agreement.

“Collateral” means, all of the Borrower’s right, title and interest in and to the following personal property:

(a) All goods, accounts (including health-care receivables), equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles, intellectual property, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, securities accounts, securities entitlements and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

(b) All the Borrower’s books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding anything to the contrary herein, the Collateral shall not include any Excluded Assets.

“Debtor Relief Laws” means the United States Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Dollar” and “$” mean lawful money of the United States.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions, including all common law, relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment, including those related to hazardous materials, air emissions, discharges to waste or public systems and health and safety matters.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event of Default” has the meaning set forth for such term in Section 6.1.

“Excluded Accounts” means (a) any deposit account, securities account, commodities account or other account of the Borrower (and all cash, cash equivalents and other securities or investments held therein) to the extent solely and exclusively used (i) for payment of payroll, payroll taxes, employee benefits, and other employee wage and benefit payments to or for the benefit of employees, (ii) as escrow, fiduciary, withholding, tax payment or trust accounts, or (iii) to hold any cash or cash equivalents subject to a Permitted Lien or cash collateral permitted to be deposited with a Person holding a Permitted Lien, (b) any deposit account that is a zero balance account, and (c) deposit accounts, securities accounts or commodities accounts of the Borrower that do not hold more than $150,000 for any one account or $250,000 (or the equivalent thereof) in the aggregate at any time.

“Excluded Assets” means (a) voting equity interests in a controlled foreign corporation (as defined in the United States Internal Revenue Code) to the extent such security interest could reasonably cause the Borrower to suffer adverse tax consequences, (b) any general intangible or instrument solely to the extent the grant of a security interest in such general intangible or instrument is prohibited by the terms of such general intangible or instrument and would result in the termination of such general intangible or instrument and such prohibition is not rendered ineffective pursuant to the UCC or any other applicable law, (c) any “intent to use” trademark applications for which a statement of use has not been filed and accepted with the United States Patent and Trademark Office, (d) Excluded Accounts, and (e) any personal property or other assets relating to or used in connection with the Borrower’s commercial biomaterials and biobanking businesses.

“GAAP” means United States generally accepted accounting principles as in effect as of the date of determination thereof.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(A)
all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(B)
all direct or contingent obligations of such Person arising under (i) letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(C)
net obligations of such Person under any Swap Contract;
(D)
all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(E)
indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(F)
any capitalized lease of such Person that would appear on its balance sheet in accordance with GAAP or any synthetic, off-balance sheet, tax retention lease or other similar arrangement of such Person that would appear on its balance sheet in accordance with GAAP if such arrangement were accounted for as a capital lease;
(G)
all obligations of such Person in respect of any equity interest that, by its terms, or upon the happening of any event or condition, matures or is redeemable or is convertible into or exchangeable for Indebtedness; and
(H)
all guarantees or contingent obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person includes the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. Notwithstanding anything herein to the contrary, all obligations that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of the Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to the Loan Documents.

“Indemnitee” has the meaning set forth for such term in Section 2.7.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof by and among the Lender and Starr, as amended, restated, supplemented or otherwise modified from time to time.

“Lender” has the meaning set forth for such term in the introduction.

“Lien” means any security interest, pledge, mortgage, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Loan” has the meaning set forth for such term in Section 2.1.

“Loan Documents” means this Agreement, any promissory notes issued pursuant hereto, the Intercreditor Agreement, and all other agreements, instruments, certificates or other documents now or hereafter executed or delivered to, or in favor of, the Lender in connection with this Agreement or the transactions contemplated hereby.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (b) a material adverse effect on (i) the ability of the Borrower to perform the Obligations, (ii) the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party or (iii) the rights, remedies and benefits available to, or conferred upon, the Lender under any Loan Document.

“Maturity Date” means the earliest to occur of (a) March 17, 2025, (b) the date the Starr Loan becomes due and payable, and (c) the date the outstanding principal of the Loan is declared due and payable pursuant to Section 6.2(A).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to the Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“Parties” has the meaning set forth for such term in the introduction.

“Permitted Liens” means:

(I)
Liens created by the Loan Documents;

(J)
Liens existing on the date hereof and any renewals or extensions thereof so long as (i) the property covered thereby is not changed and (ii) any renewal or extension of the obligations secured or benefited thereby is Indebtedness permitted pursuant to Section 5.1;
(K)
Liens for taxes not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(L)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Borrower;
(M)
pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(N)
deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(O)
easements, rights-of-way, restrictions and other similar encumbrances affecting real property that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, and any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries;
(P)
Liens securing judgments for the payment of money not constituting an Event of Default;
(Q)
Liens securing Indebtedness in respect of capital leases and purchase money obligations for fixed or capital assets so long as (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
(R)
Liens (i) of a collecting bank arising under Section 4-210 of the UCC on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) that are customary in the banking industry;
(S)
any interest or title of a lessor, sublessor, licensor or sublicensor under leases or licenses permitted by this Agreement that are entered into in the ordinary course of business;
(T)
leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (i) interfere in any material respect with the ordinary conduct of the business of the Borrower and its Subsidiaries or (ii) secure any Indebtedness;

(U)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; and
(V)
Liens securing Indebtedness permitted to be secured pursuant to Section 5.1(d).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Prepayment Notice” has the meaning set forth for such term in Section 2.4.

“Prepayment Premium” means a premium, payable to the Lender, in an amount equal to:

(a) for a prepayment of the Loan or any portion thereof made prior to March 17, 2024, six percent (6.0%) of the then outstanding principal amount of the Loan or portion thereof being prepaid immediately prior to the date of such prepayment; and

(b) for a prepayment of the Loan made on or after March 17, 2024 but prior to March 17, 2025, three percent (3.0%) of the then outstanding principal amount of the Loan or portion thereof being prepaid immediately prior to the date of such prepayment.

For the avoidance of doubt, no Prepayment Premium shall be due on the Loan or other Obligations paid on the Maturity Date.

“Related Party” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Starr Loan” means, collectively, the loans made to the Borrower pursuant to that certain Loan Agreement dated as of March 17, 2023, by and between Starr and the Borrower, as amended, modified, extended, restated, replaced or supplemented from time to time.

“Subsidiary” of any Person (the “parent”) means and includes any other Person in which the parent directly or indirectly through one or more Persons holds more than 50% of the equity interests of such other Person. Unless otherwise expressly provided, all references to “Subsidiary” herein mean a Subsidiary of the Borrower.

“Swap Contract” means any rate swap transactions, foreign exchange transactions, currency swap transactions, credit derivative transactions, commodity swaps, equity or bond swaps or any other similar transactions or any combination thereof (including any options with respect thereto).

“UCC” means the Uniform Commercial Code of the State of New York or of any other jurisdiction the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, the Lender’s security interest in any Collateral.

“United States” means the United States of America.

“Yorkville PPA” means that certain Pre-Paid Advance Agreement between the Borrower and YA II PN, Ltd.

2. Use of Certain Terms. As used in this Agreement, “include,” “includes” and “including” have the inclusive meaning of “including without limitation.” All pronouns and any variations thereof refer to masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

3. Headings and References. Section and other headings are for reference only, and do not affect the interpretation or meaning of any provision of this Agreement. Unless otherwise provided, references to articles, sections, clauses, annexes, schedules and exhibits refer to articles, sections, clauses, annexes, schedules and exhibits of this Agreement. The words “hereof,” “herein,” “hereby,” “hereunder” and other similar terms of this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement. Unless otherwise expressly indicated in this Agreement, the words “above” and “below,” when following a reference to a clause of any Loan Document, refer to a clause within the same section of such Loan Document. References in this Agreement to any Loan Document or any other agreement are deemed to (a) refer to such Loan Document or such other agreements, as the case may be, as the same may be amended, restated, supplemented or otherwise modified from time to time under the provisions hereof or thereof, unless expressly stated otherwise or unless such amendment, restatement, supplement or modification is not permitted by the terms of this Agreement and (b) include all schedules, exhibits and appendices thereto. References in this Agreement to any law, rule, statute or regulation are deemed to refer to such law, rule, statute or regulation as it may be amended, supplemented or otherwise modified from time to time, and any successor law, rule, statute or regulation, in each case as in effect at the time any such reference is operative. Any reference to a Person includes the successors, assigns, participants and transferees of such Person, but such reference will not increase, decrease or otherwise modify in any way the provisions in any Loan Document governing the assignment of rights and obligations under or the binding effect of any provision of any Loan Document.

ANNEX B

Form of Warrant

[to be attached]

ANNEX C

Notices

If to the Borrower:

Celularity Inc.

170 Park Avenue

Florham Park, NJ 07932

Attention: David Beers

If to the Lender (as of the Closing Date):

Resorts World Inc Pte Ltd

3, Lim Teck Kim Road, #09-02

Genting Centre, Singapore (088934)

Attn: Lim Chee Heong/ Hiu Woon Yau